Exhibit 4.2

HYATT HOTELS CORPORATION

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 4, 2011

to

INDENTURE

Dated as of August 14, 2009

WELLS FARGO BANK, National Association

Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of August 4, 2011 (this “Second Supplemental Indenture”), to the Indenture, dated as of August 14, 2009 (the “Original Indenture”), between HYATT HOTELS CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes of the Company, to be issued in one or more Series;

WHEREAS, Section 9.01(1) of the Original Indenture provides that the Company and the Trustee may effect certain amendments of the Original Indenture without the consent of any Holder to cure any ambiguity, defect, omission or inconsistency in the Original Indenture;

WHEREAS, Section 9.01(8) of the Original Indenture provides that the Company and the Trustee may effect certain amendments of the Original Indenture without the consent of any Holder to conform the text of the Indenture or the Notes to any provision of the section “Description of notes” in the Offering Memorandum relating to the initial offering of the Notes;

WHEREAS, the term “Offering Memorandum” is not defined in the Original Indenture; and

WHEREAS, all action on the part of the Company necessary to authorize this Second Supplemental Indenture has been duly taken.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01. Amendment to Section 9.01(8). Section 9.01(8) of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:

(8) with respect to any Series of Notes, to conform the text of the Indenture applicable thereto or the Notes of such Series to any provision of the section “Description of Notes”, “Description of the Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such Series of Notes that is intended to be a verbatim recitation of the terms of such Series of Notes.

ARTICLE II

MISCELLANEOUS

SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

SECTION 2.02. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes; provided, however, that this Second Supplemental Indenture shall not apply to, or modify the rights of, the Holders of any Securities heretofore or hereafter issued pursuant to the First Supplemental Indenture, dated August 14, 2009 (the “First Supplemental Indenture”), to the Indenture. Every Holder of Securities hereafter authenticated and delivered (other than the Holders of any Securities issued pursuant to the First Supplemental Indenture) shall be bound hereby.

SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 2.04. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 2.05. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

HYATT HOTELS CORPORATION,

by /s/ Harmit J. Singh
Name: Harmit J. Singh Title: Executive Vice President, Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

by /s/ Raymond DelliColli
Name: Raymond DelliColli Title: Vice President